Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Van A. Dukeman, CFA
President and CEO
vdukeman@bankillinois.com
Champaign, Illinois
217.351.6568

MAIN STREET TRUST REPORTS SOLID NET EARNINGS

CHAMPAIGN, Ill., October 27/PRNewswire – Main Street Trust, Inc. (OTCBB: MSTI) recorded solid earnings for the third quarter of 2003.  Unaudited consolidated net income for the quarter ended September 30, 2003 totaled $ 4.265 million or $0.40 diluted earnings per share, compared to $4.479 million or $0.42 per share for the same period in 2002. MSTI’s net income for the nine-months ended September 30, 2003 totaled $12.695 million or $1.20 per share, compared to $12.932 million or $1.18 per share for the same period in 2002, an increase of 1.7% in earnings per share, but a 1.8% decrease in net income.

Van A. Dukeman, President and CEO stated that, “Year-to-date net earnings were flat compared to the same period in 2002; however, as the economy continues to recover, loan demand, which showed growth late in third quarter 2003, should continue to increase.  In addition, the strong equity markets should bode well for future wealth management fees, and expense control continues to be good.  Credit quality is positive, which is reflected by our solid credit ratios.  For example, the allowance for loan losses relative to non-performing loans was 383% (almost a 4 to 1 coverage of allowance to problem loans).  In addition, net charge-offs are very low at $556,000 year-to-date.”

Dukeman further stated that, “MSTI’s Tender Offer at $30.00 per share came to a close on September 30, 2003 with 1,074,140 shares tendered to the Company.  This represents 10.2% of the total shares outstanding.  We consider the repurchase of MSTI stock for approximately $32 million beneficial not only to those shareholders electing to tender their shares, but to the Company and our remaining shareholders as well.”

100 W. University Avenue, Champaign, IL 61820

Financial Highlights

The following delineates applicable financial measurements:

•                  Net Income Per Share

•                  Diluted total net income per share was $1.20 for nine-months and $0.40 for third quarter 2003

•                  Compared to $1.18 per share for nine-months 2002, a 1.7% increase

•                  Compared to $0.42 per share for third quarter 2002

•                  Compared to $0.39 per share for second quarter 2003

•                  Net Income

•                  Total net income was $12.695 million for nine-months and $4.265 million for third quarter 2003

•                  Compared to $12.932 million for nine-months 2002, a 1.8% decrease

•                  Compared to $4.479 million for third quarter 2002

•                  Compared to $4.132 million for second quarter 2003

•                  Return on Assets

•                  Return on assets was 1.51% for nine-months and 1.49% for third quarter 2003

•                  Compared to 1.57% for nine-months 2002

•                  Compared to 1.63% for third quarter 2002

•                  Compared to 1.48% for second quarter 2003

•                  Return on Equity

•                  Return on equity was 12.30% for nine-months and 12.11% for third quarter 2003

•                  Compared to 12.63% for nine-months 2002

•                  Compared to 13.62% for third quarter 2002

•                  Compared to 11.96% for second quarter 2003

•                  Net Yield on Interest Earning Assets

•                  Net yield on earning assets was 3.91% for nine-months and 3.76% for third quarter 2003

•                  Compared to 4.25% for nine-months 2002

•                  Compared to 4.24% for third quarter 2002

•                  Compared to 3.87% for second quarter 2003

•                  Non-interest Revenues as a % of Total Revenues

(Net of Interest Expense, Excluding Gains/Losses on Sales of Securities)

•                  Non-interest revenues as a % of total revenues were 34.08% for nine-months and 35.92% for third quarter 2003

•                  Compared to 30.77% for nine-months 2002

•                  Compared to 30.98% for third quarter 2002

•                  Compared to 33.61% for second quarter 2003

•                  Efficiency Ratio (Excluding Restructuring Expenses and Gains/Losses on Sales of Securities)

•                  Efficiency ratio was 53.53% for nine-months and 53.55% for third quarter 2003

•                  Compared to 53.30% for nine-months 2002

•                  Compared to 52.21% for third quarter 2002

•                  Compared to 54.14% for second quarter 2003

•                  Non-Performing Loans

•                  Non-performing loans were $2.530 million as of September 30, 2003, or 0.38% of loans

•                  Compared to $2.346 million or 0.34% of loans at September 30, 2002

•                  Compared to $2.294 million or 0.36% of loans as of June 30, 2003

•                  Book Value Per Share

•                  Book value per share as of September 30, 2003 was $11.53

•                  Compared to $12.62 per share as of September 30, 2002

•                  Compared to $13.31 per share as of June 30, 2003

•                  Total Assets

•                  Total assets were $1.147 billion as of September 30, 2003

•                  Compared to $1.096 billion as of September 30, 2002

•                  Compared to $1.126 billion as of June 30, 2003

•                  Total Assets Under Management

•                  Total assets under management were $1.438 billion as of September 30, 2003

•                  Compared to $1.319 billion as of September 30, 2002

•                  Compared to $1.461 billion as of June 30, 2003

Cash Dividend Paid

The Company paid a $0.20 per share cash dividend on October 24, 2003, payable to shareholders of record on October 14, 2003.  This brings the total dividends paid to shareholders in 2003 to $0.70 per share, compared to $0.52 per share for the same year-to-date period in 2002, a 35% increase.

Main Street Trust Stock and Reinstatement of Stock Repurchase Program

Main Street Trust stock trades on the Over-the-Counter Bulletin Board under the symbol “MSTI”.  The last trade price of MSTI stock at September 30, 2003 was $29.70 per share.  This represents a 22.2% increase since December 31, 2002.  MSTI’s Board of Directors has subsequently reinstated the Stock Repurchase Program, allowing the purchase of up to 500,000 shares of the Company’s outstanding stock, that had been suspended during our common stock tender offer.

Franchise

Main Street Trust, Inc. is a $1.1 billion financial services organization headquartered in Champaign, Illinois, and has two bank subsidiaries; BankIllinois and First National Bank of Decatur, offering 17 banking offices and 55 ATM’s in five communities in Illinois including, Champaign, Urbana, Decatur, Shelbyville, Mahomet and Mt. Zion, and one retail payment processing subsidiary, FirsTech, Inc.  The Company’s Wealth Management Division also manages over $ 1.4 billion in investment assets for individuals and institutions.

This letter may contain forward-looking statements.  Forward-looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or similar statements or variations of such terms which express views concerning trends and the future.  These forward looking statements are not historical facts and instead are expressions about management’s confidence and strategies, and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions.  Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the general economic or market conditions, government regulation, competition or other factors.  For additional information about these factors, please review our filings with the Securities and Exchange Commission.

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Average Balances:
Total Assets	$1,137,889	$1,093,117	$1,122,719	$1,101,331
Investment Securities	373,756	312,718	356,588	319,626
Gross Loans(1)	649,987	684,974	653,259	685,752
Earning Assets	1,053,069	1,010,308	1,039,675	1,016,740
Deposits	861,740	856,246	854,412	850,214
Interest Bearing Liabilities	835,343	805,952	823,795	803,296
Common Equity	139,726	130,437	137,996	136,925

Financial Highlights:
Tax Equivalized Net Interest Income	$9,980	$10,796	$30,411	$32,307
Total Assets	1,147,473	1,095,589	1,147,473	1,095,589
Gross Loans(1)	657,419	690,261	657,419	690,261
Reserve for Loan Losses	9,693	9,490	9,693	9,490
Non-Performing Loans	2,530	2,346	2,530	2,346
Net (Charge-offs)/Recoveries	(372)	(241)	(556)	(759)
Total Assets Under Management	1,438,083	1,318,802	1,438,083	1,318,802

Financial Ratios:
Return on Average Assets(2)	1.49%	1.63%	1.51%	1.57%
Return on Average Equity(2)	12.11%	13.62%	12.30%	12.63%
Net Yield on Average Earning Assets(2)(4)	3.76%	4.24%	3.91%	4.25%
Net Interest Spread(2)(4)	3.37%	3.70%	3.48%	3.66%
Non-Interest Revenues as a % of Total Revenues(3)(6)	35.92%	30.98%	34.08%	30.77%
Net Overhead Efficiency Ratio(3)(4)	53.55%	52.21%	53.53%	53.30%
Average Loan to Deposit Ratio	75.43%	80.00%	76.46%	80.66%
Reserve for Loan Losses to Loans	1.47%	1.37%	1.47%	1.37%
Reserve as a Percentage of Non-Performing Loans	383.12%	404.52%	383.12%	404.52%
Dividend Payout Ratio(7)	38.52%	31.57%	38.52%	31.57%

Common Stock Data:
Shareholders’ Equity	$109,289	$132,168	$109,289	$132,168
Common Shares Outstanding	9,476,884	10,470,592	9,476,884	10,470,592
Shareholders’ Equity to Total Assets	9.52%	12.06%	9.52%	12.06%
Book Value Per Share	$11.53	$12.62	$11.53	$12.62
Cash Dividends Paid Per Share	$0.20	$0.13	$0.50	$0.39
Market Price at Period End(5)	$29.70	$24.16	$29.70	$24.16
Price to Book Ratio(5)	257.59%	191.44%	257.59%	191.44%
Price to Earnings Ratio(5)(7)	18.33	15.29	18.33	15.29

(1) Loans include mortgage loans held-for-sale and nonaccrual loans.

(2) Annualized.

(3) Does not include restructuring expenses and securities gains/losses.

(4) On a fully tax-equivalized basis.

(5) Closing price at end of period.

(6) Net of interest expense.

(7) Last 12-months earnings

Consolidated Balance Sheets

(Unaudited, in thousands, except share data)

	September 30, 2003	September 30, 2002	% Change	September 30, 2003	December 31, 2002	% Change
ASSETS
Cash and due from banks	$47,970	$51,242	(6.4)%	$47,970	$59,744	(19.7)%
Federal funds sold and interest bearing deposits	38,806	4,079	851.4%	38,806	43,002	(9.8)%
Cash and cash equivalents	86,776	55,321	56.9%	86,776	102,746	(15.5)%

Investments in debt and equity securities:
Available-for-sale, at fair value	262,273	250,766	4.6%	262,273	240,616	9.0%
Held-to-maturity, at cost	100,990	63,679	58.6%	100,990	68,563	47.3%
Non-marketable equity securities	7,469	6,716	11.2%	7,469	7,031	6.2%
Total investments in debt and equity securities	370,732	321,161	15.4%	370,732	316,210	17.2%

Mortgage loans held for sale	1,887	3,694	(48.9)%	1,887	2,972	(36.5)%
Loans, net of allowance for loan losses	645,839	677,077	(4.6)%	645,839	664,142	(2.8)%
Premises and equipment	17,594	18,811	(6.5)%	17,594	18,349	(4.1)%
Accrued interest receivable	7,449	8,165	(8.8)%	7,449	7,315	1.8%
Other assets	17,196	11,360	51.4%	17,196	10,994	56.4%
Total assets	$1,147,473	$1,095,589	4.7%	$1,147,473	$1,122,728	2.2%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing	$151,747	$155,764	(2.6)%	$151,747	$163,903	(7.4)%
Interest bearing	710,110	707,357	0.4%	710,110	704,683	0.8%
Total deposits	861,857	863,121	(0.1)%	861,857	868,586	(0.8)%

Federal funds purchased, repurchase agreements and notes payable	102,710	58,566	75.4%	102,710	80,651	27.4%
Federal Home Loan Bank advances and other borrowings	29,999	29,823	0.6%	29,999	27,806	7.9%
Accrued interest payable	1,605	2,634	(39.1)%	1,605	2,252	(28.7)%
Other liabilities	42,013	9,277	352.9%	42,013	8,963	368.7%
Total liabilities	1,038,184	963,421	7.8%	1,038,184	988,258	5.1%

Shareholders’ equity:
Preferred stock	—	—	0.0%	—	—	0.0%
Common stock	112	112	0.0%	112	112	0.0%
Paid in capital	55,268	55,358	(0.2)%	55,268	55,337	(0.1)%
Retained earnings	99,720	90,172	10.6%	99,720	92,853	7.4%
Accumulated other comprehensive income	2,231	3,965	(43.7)%	2,231	3,776	(40.9)%
	157,331	149,607	5.2%	157,331	152,078	3.5%

Less: treasury stock, at cost	(48,042)	(17,439)	175.5%	(48,042)	(17,608)	172.8%

Total shareholders’ equity	109,289	132,168	(17.3)%	109,289	134,470	(18.7)%
Total liabilities and shareholders’ equity	$1,147,473	$1,095,589	4.7%	$1,147,473	$1,122,728	2.2%

Consolidated Statements of Income

(Unaudited, in thousands, except share data)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2003	2002	% Change	2003	2002	% Change
Interest income:
Loans and fees on loans	$10,146	$11,999	(15.4)%	$31,548	$36,381	(13.3)%
Investments in debt and equity securities
Taxable	2,875	3,177	(9.5)%	8,647	9,632	(10.2)%
Tax-exempt	556	589	(5.6)%	1,722	1,783	(3.4)%
Federal funds sold and interest bearing deposits	109	106	2.8%	363	302	20.2%
Total interest income	13,686	15,871	(13.8)%	42,280	48,098	(12.1)%

Interest expense:
Deposits	3,346	4,678	(28.5)%	10,837	14,403	(24.8)%
Federal funds purchased, repurchase agreements and notes payable	270	270	0.0%	817	919	(11.1)%
Federal Home Loan Bank advances and other borrowings	392	451	(13.1)%	1,156	1,444	(19.9)%
Total interest expense	4,008	5,399	(25.8)%	12,810	16,766	(23.6)%

Net interest income	9,678	10,472	(7.6)%	29,470	31,332	(5.9)%
Provision for loan losses	330	330	0.0%	990	990	0.0%
Net interest income after provision for loan losses	9,348	10,142	(7.8)%	28,480	30,342	(6.1)%

Non-interest income:
Remittance processing	1,814	1,769	2.5%	5,312	5,555	(4.4)%
Trust and brokerage fees	1,435	1,743	(17.7)%	4,230	4,625	(8.5)%
Service charges on deposit accounts	666	612	8.8%	1,906	1,762	8.2%
Securities transactions, net	(6)	(62)	(90.3)%	(49)	228	(121.5)%
Gain on sales of mortgage loans, net	972	378	157.1%	2,214	773	186.4%
Other	539	198	172.2%	1,577	1,214	29.9%
Total non-interest income	5,420	4,638	16.9%	15,190	14,157	7.3%

Non-interest expense:
Salaries and employee benefits	4,650	4,556	2.1%	13,893	14,407	(3.6)%
Occupancy	641	598	7.2%	1,847	1,759	5.0%
Equipment	575	707	(18.7)%	1,787	2,069	(13.6)%
Data processing	505	494	2.2%	1,563	1,732	(9.8)%
Office supplies	334	325	2.8%	962	959	0.3%
Service charges from correspondent banks	233	226	3.1%	698	709	(1.6)%
Other	1,312	1,185	10.7%	3,685	3,614	2.0%
Total non-interest expense	8,250	8,091	2.0%	24,435	25,249	(3.2)%

Income before income taxes	6,518	6,689	(2.6)%	19,235	19,250	(0.1)%
Income taxes	2,253	2,210	1.9%	6,540	6,318	3.5%
Net income	$4,265	$4,479	(4.8)%	$12,695	$12,932	(1.8)%

Per share data:
Basic earnings per share	$0.41	$0.43	(4.7)%	$1.21	$1.19	1.7%
Weighted average shares of common stock outstanding	10,499,741	10,486,735	0.1%	10,491,883	10,900,115	(3.7)%

Diluted earnings per share	$0.40	$0.42	(4.8)%	$1.20	$1.18	1.7%
Weighted average shares of common stock and dilutive potential common shares outstanding	10,631,293	10,591,587	0.4%	10,604,327	10,979,889	(3.4)%